Exhibit 99.1

Contacts:

Investors:

Emily Faucette

Genomic Health

650-569-2824

investors@genomichealth.com

Media:

Victoria Steiner

Genomic Health

415-370-5804

media@genomichealth.com

Genomic Health Reports Record 2018 Fourth Quarter and Year-end Financial Results and Provides 2019 Financial Guidance

Delivered $394.1M in Full-year Revenue and Growth of 18 Percent for the Full Year

Reported Full-year Profit of $25.7M on a GAAP Basis and $39.7M on a Non-GAAP Basis

Achieved 14th Consecutive Quarter of Improved Non-GAAP Profitability

Guides to 14% Revenue Growth and 50% Non-GAAP Net Income Growth at High End of 2019 Outlook

REDWOOD CITY, Calif., February 20, 2019 – Genomic Health, Inc. (NASDAQ: GHDX) today reported financial results and business progress for the quarter and year ended December 31, 2018.

“2018 was a record year for Genomic Health. We delivered $394.1 million in revenue and non-GAAP net income of $39.7 million, exceeding expectations for the year. In December, we achieved a significant milestone delivering our one millionth Oncotype DX tests to cancer patients worldwide,” said Kim Popovits, chairman of the board, chief executive officer and president of Genomic Health. “Additionally, positive results from the landmark NCI-sponsored TAILORx trial, published in June, elevated Oncotype DX to a new global standard of care for early-stage breast cancer. In 2019, we expect this momentum to continue as we increase penetration of our Oncotype DX tests both in the U.S. and key European markets and broaden global access with national reimbursement progress. We also expect to continue the expansion and diversification of our portfolio through multiple platforms and partners for longer-term growth.”

Full Year 2018 Financial Results

Total revenue for 2018 was $394.1 million, compared with pre-606 adjusted revenue* of $334.0 million for 2017, an increase of 18 percent. Reported revenue was $340.8 million for 2017.

U.S. product revenue was $334.7 million for the full year 2018, compared with pre-606 adjusted revenue* of $281.6 million for 2017, an increase of 19 percent. U.S. product reported revenue was $287.4 million for 2017. U.S. invasive breast revenue from Oncotype DX Breast Recurrence Score®  tests was $299.4 million for 2018, compared with pre-606 adjusted revenue* of $254.0 million for 2017, an increase of 18 percent. U.S. invasive breast reported revenue was $259.7 million for 2017. U.S. prostate test revenue from Oncotype DX® Genomic Prostate Score® (GPS™) tests was $26.8 million in 2018, compared with pre-606 adjusted revenue* of $17.9 million in 2017, an increase of 50 percent. U.S. prostate test reported revenue from GPS tests was $17.9 million in 2017.

International product revenue for 2018 was $59.4 million, compared with pre-606 adjusted revenue* of $52.0 million for 2017, an increase of 14 percent, and an increase of 12 percent on a non-GAAP constant currency basis. International product reported revenue was $53.1 million for 2017.

GAAP net income was $25.7 million, or $0.72 and $0.68 per share on a basic and diluted basis, respectively, for 2018, an improvement of $29.6 million, compared with a net loss of $3.9 million, or $0.11 per share on a basic and diluted basis, for 2017. GAAP operating income was $23.9 million for 2018, an improvement of $30.4 million, compared with an operating loss of $6.5 million for 2017.

Non-GAAP net income was $39.7 million for 2018, an improvement of $41.3 million, compared with a $1.6 million non-GAAP net loss for 2017. Non-GAAP operating income was $38.8 million for 2018, an improvement of $41.0 million, compared with a non-GAAP operating loss of $2.2 million for 2017.

2019 Financial Guidance

“We have entered 2019 with strong momentum in our business and expect to deliver revenue growth between 11 and 14 percent and significantly greater improvement in profitability for the full year with continued operating leverage,” said Brad Cole, chief financial officer of Genomic Health. “In 2019, operating margin expansion is expected to deliver net income growth between 35 and 50 percent for the year on a non-GAAP basis.”

The company is providing the following guidance for the full year ending December 31, 2019:

	Low	High
Revenue(1)	$ 436	$ 448
Revenue Growth	11%	14%

Net Income (GAAP) (1)	$ 48	$ 54
GAAP Diluted EPS (2)	$ 1.23	$ 1.38

Net Income (Non-GAAP) (1) (3)	$ 54	$ 60
Non-GAAP Diluted EPS (2)	$ 1.38	$ 1.54

(1)

In millions.

(2)

Based on 39 million estimated shares outstanding for Diluted EPS.

(3)

Non-GAAP net income excludes charges for clinical and commercial development milestone payments; changes in fair value of investments and acquisition fees.

Additional 2018 Full Year and Fourth Quarter Financial Results

Total revenue was $104.6 million in the fourth quarter of 2018, compared with pre-606 adjusted revenue* of $85.7 million for the fourth quarter of 2017, an increase of 22 percent. Revenue growth in the fourth quarter would have been 18 percent excluding $3.5 million to reflect ASC-606 portfolio adjustments. Reported revenue was $87.5 million in the fourth quarter of 2017.

U.S. product revenue was $88.6 million in the fourth quarter of 2018, compared with pre-606 adjusted revenue* of $72.0 million for the fourth quarter of 2017, an increase of 23 percent. U.S. product reported revenue was $73.5 million in the fourth quarter of 2017. U.S. invasive breast revenue from Oncotype DX Breast Recurrence Score tests was $79.3 million in the fourth quarter of 2018, compared with pre-606 adjusted revenue* of $64.7 million in the fourth quarter of 2017, an increase of 22 percent. U.S. invasive breast reported revenue was $66.2 million in the fourth quarter of 2017. U.S. prostate test revenue from Oncotype DX GPS tests was $7.4 million in the fourth quarter of 2018, compared with pre-606 adjusted revenue* of $5.0 million in the fourth quarter of 2017, an increase of 48 percent. U.S. prostate test reported revenue from GPS tests was $5.0 million in the fourth quarter of 2017.

International product revenue was $16.0 million in the fourth quarter of 2018, compared with pre-606 adjusted revenue* of $13.4 million for the fourth quarter of 2017, an increase of 19 percent, and a 21 percent increase on a non-GAAP constant currency basis. International product reported revenue was $13.7 million in the fourth quarter of 2017.

GAAP net income was $8.9 million, or $0.25 and $0.23 per share on a basic and diluted basis, respectively, in the fourth quarter of 2018, an improvement of $7.0 million, compared with $1.9 million, or $0.05 per share on a basic and diluted basis, in the fourth quarter of 2017. GAAP operating income was $9.4 million in the fourth quarter of 2018, an improvement of $7.3 million, compared with $2.1 million in the fourth quarter of 2017.

Non-GAAP net income was $12.4 million in the fourth quarter of 2018, an improvement of $9.5 million, compared with non-GAAP net income of $2.9 million in the fourth quarter of 2017. Non-GAAP operating income was $12.3 million in the fourth quarter of 2018, compared with a non-GAAP operating income of $3.1 million in the fourth quarter of 2017.

More than 35,530 Oncotype™ test results were delivered in the fourth quarter of 2018, an increase of 11 percent, compared with more than 31,990 test results delivered in the same period in 2017. Oncotype DX Breast Recurrence Score tests delivered in the U.S. grew 9 percent in the fourth quarter of 2018, compared with the same period in 2017. Oncotype DX GPS tests delivered in the U.S. grew 19 percent in the fourth quarter of 2018, compared with the same period in 2017. Oncotype DX international tests delivered grew 15 percent in the fourth quarter of 2018, compared with the same period in 2017 and represented approximately 24 percent of total test volume in the quarter.

More than 136,380 Oncotype test results were delivered for the year ended December 31, 2018, an increase of 8 percent, compared with more than 126,730 test results delivered in the same period in 2017. Oncotype DX Breast Recurrence Score tests delivered in the U.S. grew 7 percent in 2018 compared to the prior year. Oncotype DX GPS tests delivered in the U.S. grew 23 percent in 2018 compared to the prior year. Oncotype DX international tests delivered grew 4 percent in 2018 compared to the prior year and represented approximately 24 percent of total test volume in 2018.

Cash and cash equivalents and short-term marketable securities at December 31, 2018, were $209.8 million, an increase of $80.2 million compared with $129.6 million at December 31, 2017.

Recent Business Highlights

•

Delivered, in collaboration with physicians around the world, more than 1 million Oncotype DX tests to cancer patients worldwide since the first test was made available to patients in 2004. To date, more than 53,000 physicians across 90 countries have used Oncotype DX to optimize treatment decisions for their breast, prostate and colon cancer patients, improving outcomes and saving more than $5 billion in healthcare costs.
•

Expanded exclusive collaboration with Biocartis Group NV to include urology for the anticipated development of an in vitro diagnostic version of the Oncotype DX Genomic Prostate Score test on Biocartis'  Idylla™ platform.

•

The U.K.’s National Institute for Health and Care Excellence (NICE) issued updated guidance again recommending the Oncotype DX Breast Recurrence Score test for use in clinical practice to guide adjuvant chemotherapy treatment decisions and expanding its prior recommendation to now include patients with micrometastases.

•

The Breast published results from a French prospective decision impact study on the real-life utilization of the Oncotype DX Breast Recurrence Score test in clinical practice, demonstrating a 36 percent reduction in chemotherapy use. Consistent with other decision impact studies worldwide, these results highlight the value and need for broader patient access in France.

•

Nature Partner Journals (NPJ) Breast Cancer published a new analysis of the randomized NSABP B-20 study confirming patients with Oncotype DX Breast Recurrence Score results greater than 25 receive life-saving benefit from chemotherapy, reinforcing the conclusions of the landmark TAILORx study.

•

Presented results from two Oncotype DX studies at the 2018 San Antonio Breast Cancer Symposium reinforcing the real-world value of the Oncotype DX Breast Recurrence Score test in optimizing treatment and outcomes in breast cancer patients regardless of age or race.

•	Received acceptance to present five studies at the 16th St. Gallen International Breast Cancer Conference in March 2019.
•

Urology published results from a multi-center study establishing Oncotype DX as the first genomic prostate cancer test with prospective validation for predicting adverse pathology to identify patients for active surveillance.

•

Presented results from multiple studies in men on active surveillance at the 2019 Genitourinary Cancers Symposium demonstrating association between the Oncotype DX GPS test and adverse pathology, underscoring its value in identifying patients who will ultimately require surgery due to disease progression.

*Pre-606 Adjusted Product Revenue

Effective January 1, 2018, the company adopted the new ASC 606 accounting standard for revenue, using the modified retrospective method, which applies the new standard prospectively and does not impact prior years' financial statements. Since the as-reported 2017 quarterly and annual financial statements will not be restated to reflect the new accounting standard, the company has provided a supplemental financial schedule in the non-GAAP tables at the end of this press release, reflecting an estimate of revenue as if the new standard had been applied to the historical 2017 product revenue portion of revenue as of January 1, 2017, referred to herein as "pre-606 adjusted revenue."

Non-GAAP Disclosure

The company makes reference in this press release to "non-GAAP operating income (loss)," which excludes 2018 expenses resulting from the restructuring charges for the cessation of the Oncotype SEQ® Liquid Select™ test product development and commercialization activities in the first quarter of 2018, the cessation of its collaboration with Cleveland Diagnostics in the second quarter of 2018, the expenses for milestone payments to Biocartis N.V. (Biocartis) in the second and third quarters of 2018, as well as the payment to Biocartis for exercising its option to expand the collaboration to include urology in the fourth quarter of 2018. Additionally, the company references "non-GAAP net income (loss)," which also excludes fair value adjustments related to its collaborations with Biocartis and Epic Sciences, and the gain on sale of marketable securities in the first quarter of 2017. The company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the company's ongoing operating performance while improving comparability to prior periods, and, as such, may provide investors with an enhanced understanding of the company's past financial performance and prospects for the future. The company also considers the impact of foreign currency exchange rates on its global business as described in the constant currency table accompanying this press release. The company's management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income (loss) from operations or net income (loss) information prepared in accordance with GAAP. An explanation and reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this press release.

Conference Call Details
To access the live conference call today, February 20, 2019, at 4:30 p.m. Eastern Time via phone, please dial (877) 303-7208 from the United States and Canada, or +1 (224) 357-2389 internationally. The conference call ID is 8989205. Please dial in approximately 10 minutes prior to the start of the call. To access the live and subsequently archived webcast of the conference call, go to the Investor Relations section of the company’s website at http://investor.genomichealth.com. Please connect to the website at least 15 minutes prior to the presentation to allow for any software download that may be necessary.

About Genomic Health
Genomic Health, Inc. (NASDAQ: GHDX) is the world's leading provider of genomic-based diagnostic tests that help optimize cancer care, including addressing the overtreatment of the disease, one of the greatest issues in healthcare today. With its Oncotype IQ® Genomic Intelligence Platform, the company is applying its world-class scientific and commercial expertise and infrastructure to lead the translation of clinical and genomic data into actionable results for treatment planning throughout the cancer patient journey, from diagnosis to treatment selection and monitoring. The Oncotype IQ portfolio of genomic tests and services currently consists of the company's flagship line of Oncotype DX® gene expression tests that have been used to guide treatment decisions for over 1 million cancer patients worldwide. Genomic Health is expanding its test portfolio to include additional liquid- and tissue-based tests, including the Oncotype DX® AR-V7 Nucleus Detect™ test. The company is based in Redwood City, California, with international headquarters in Geneva, Switzerland. For more information, please visit www.GenomicHealth.com and follow the company on Twitter: @GenomicHealth, Facebook, YouTube and LinkedIn.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company's beliefs regarding its future performance, including the company's beliefs regarding its long-term success; financial guidance and future profitability; revenue, net income and operating margin growth and operating leverage for the full year 2019; the commercial performance of its tests; the continued impact of TAILORx results on revenue in 2019 domestically and abroad; the attributes and focus of the company's product pipeline; the ability of any potential tests the company may develop to optimize cancer treatment; the ability of the company to develop and commercialize, and collaborate with third parties to commercialize, additional tests in the future; the ability of the company to increase worldwide access through the development of an in vitro diagnostic version of its tests; expectations regarding additional public and private reimbursement coverage for its tests worldwide and the ability of additional coverage to result in additional revenue; the company’s methodology for calculating financial performance under the new ASC 606 accounting standard as compared against prior periods under the previously applicable ASC 605 accounting standard . Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the risk that the company may not achieve its 2019 guidance estimates and the assumptions underlying such guidance; the successful completion of the annual audit of the company’s financial statements; the risks and uncertainties associated with the regulation of the company's tests; the results of clinical studies and their impact on reimbursement and adoption; the applicability of clinical study results to actual outcomes; the company's ability to develop and commercialize new tests and expand into new markets domestically and internationally; the commercial success of any collaborations entered into by the company; the risk that the company may not obtain or maintain sufficient levels of reimbursement, domestically or abroad, for its existing tests and any future tests it may develop; the risks of competition; unanticipated costs or delays in research and development efforts; the company's ability to obtain capital when needed and the other risks set forth in the company's filings with the Securities and Exchange Commission, including the risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. These forward-looking statements speak only as of the date hereof. Genomic Health disclaims any obligation to update these forward-looking statements.

NOTE: The Genomic Health logo, Oncotype, Oncotype DX, Breast Recurrence Score, DCIS Score, Oncotype SEQ, Liquid Select, Genomic Prostate Score, GPS, Oncotype DX AR-V7 Nucleus Detect, and Oncotype IQ are trademarks or registered trademarks of Genomic Health, Inc. All other trademarks and service marks are the property of their respective owners.

GENOMIC HEALTH, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
REVENUES:
Product revenues - United States	$88,628	$73,486	334,682	$287,363
Product revenues - Outside of the United States	15,981	13,678	59,429	53,088
Total product revenues	104,609	87,164	394,111	340,451
Contract revenues	—	299	—	299
Total revenues	104,609	87,463	394,111	340,750

OPERATING EXPENSES (1)(2):
Cost of product revenues	15,692	13,814	64,326	54,718
Research and development	16,648	14,944	64,200	62,811
Selling and marketing	42,636	36,536	164,779	157,001
General and administrative	20,207	20,019	76,910	72,670
Total operating expenses	95,183	85,313	370,215	347,200

Income (loss) from operations	9,426	2,150	23,896	(6,450)

Interest income	892	307	2,385	934
Unrealized gain (loss) on investments, net	(662)	—	875	7
Gain on sales of marketable securities	—	—	—	2,807
Other income (expense), net	(332)	(436)	(232)	349
Income (loss) before income taxes	9,324	2,021	26,924	(2,353)
Income tax expense	414	142	1,247	1,504
Net income (loss)	$8,910	$1,879	$25,677	$(3,857)
Basic net income (loss) per share	$0.25	$0.05	$0.72	$(0.11)
Diluted net income (loss) per share	$0.23	$0.05	$0.68	$(0.11)
Shares used in computing basic net income (loss) per share	36,227	34,856	35,727	34,495
Shares used in computing diluted net income (loss) per share.	38,565	35,709	37,555	34,495

(1)

Included in operating expenses for the three months ended December  31,  2018 were non-cash charges of $8.6 million, including $5.3 million of stock-based compensation expense and $3.3 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2017 of $8.2 million, including $5.0 million of stock-based compensation expense and $3.2 million of depreciation and amortization expenses.

(2)

Included in operating expenses for the year ended December  31, 2018 were non-cash charges of $33.8 million, including $21.1 million of stock-based compensation expense and $12.7 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2017 of $32.0 million, including $20.3 million of stock-based compensation expense and $11.7 million of depreciation and amortization expenses.

GENOMIC HEALTH, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	As of	As of
	December 31,	December 31,
	2018	2017
	(Unaudited)	(1)

Cash and cash equivalents	$61,645	$45,518
Short-term marketable securities (2)	148,149	84,057
Accounts receivable, net	51,531	31,161
Prepaid expenses and other current assets	13,511	13,524
Total current assets	274,836	174,260

Property and equipment, net	39,532	46,440
Long-term marketable securities	4,066	—
Other assets	15,938	10,917
Total assets	$334,372	$231,617

Accounts payable	$8,849	$156
Accrued expenses and other current liabilities	50,927	39,360
Other liabilities	4,436	3,810
Stockholders’ equity	270,160	188,291
Total liabilities and stockholders’ equity	$334,372	$231,617

(1)

The condensed consolidated balance sheet at December 31, 2017, has been derived from the audited consolidated financial statements at that date included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)

Included in short-term marketable securities as of December  31, 2018 and December 31, 2017 is $3.1 million and $3.5 million, respectively, of corporate equity securities, representing the company’s investment in Biocartis  N.V.

GENOMIC HEALTH, INC.

GAAP to Non-GAAP Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$9,426	$2,150	$23,896	$(6,450)
Cost of product revenues – cessation of Oncotype SEQ	—	—	3,519	—
Research and development – cessation of Oncotype SEQ	—	—	3,039	—
Selling and marketing – cessation of Oncotype SEQ	—	—	1,064	—
General and administrative – cessation of Oncotype SEQ	—	—	909	—
Research and development – Biocartis license and option fee payments	2,874	—	4,043	3,249
Research and development – discount on convertible promissory note	—	671	—	671
Research and development – discount on equity investment for lack of marketability during lock up period	—	322	—	322
Research and development – milestone payment Biocartis	—	—	990	—
Research and development – Cleveland Diagnostics cancellation of collaboration agreement	—	—	1,329	—
Non-GAAP income (loss) from operations	$12,300	$3,143	$38,789	$(2,208)

Net income (loss) reconciliation:
GAAP net income (loss)	$8,910	$1,879	$25,677	$(3,857)
Cost of product revenues – cessation of Oncotype SEQ	—	—	3,519	—
Research and development – cessation of Oncotype SEQ	—	—	3,039	—
Selling and marketing – cessation of Oncotype SEQ	—	—	1,064	—
General and administrative – cessation of Oncotype SEQ	—	—	909	—
Research and development – Biocartis license and option fee payments	2,874	—	4,043	3,249
Research and development – discount on convertible promissory note	—	671	—	671
Research and development – discount on equity investment for lack of marketability during lock up period	—	322	—	322
Research and development – milestone payment Biocartis	—	—	990	—
Research and development – Cleveland Diagnostics cancellation of collaboration agreement	—	—	1,329	—
Other income – Biocartis - change in fair value	591	—	295	—
Other income – Epic Sciences - revaluation of investment	—	—	(1,171)
Non-recurring gain on sale of marketable securities	—	—	—	(2,807)
Reduced income tax expense from the sale of marketable securities	—	—	—	821
Non-GAAP net income (loss)	$12,375	$2,872	$39,694	$(1,601)

GENOMIC HEALTH, INC.

Non-GAAP Constant Currency Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Constant currency reconciliations:
International Revenue:
International revenue (1)(2)	$15,981	$13,399	$59,429	$52,009
Currency exchange adjustments (3)	231	—	(1,162)	—
Non-GAAP International revenue	$16,212	$13,399	$58,267	$52,009
Period over period constant currency increase	2,813		6,258
Period over period constant currency increase percentage	21%		12%

Total Revenue:
Total revenue (1)(2)	$104,609	$85,719	$394,111	$333,956
Currency exchange adjustments (3)	231	—	(1,162)	—
Non-GAAP total revenue	$104,840	$85,719	$392,949	$333,956
Period over period constant currency increase	19,121		58,993
Period over period constant currency increase percentage	22%		18%

_________________

(1)

For the three and twelve months ended December  31, 2018, International revenue and total revenue is based on GAAP under ASC 606 and for the three and twelve months ended December  31, 2017, International revenue and total revenue is based on the Pre-606 Adjusted revenue on the following table.

(2)

For the three and twelve months ended December 31, 2018 compared to the same periods ended December 31, 2017, the increases in International revenue were 19% and 14%, respectively. For the three and twelve months ended December 31, 2018 compared to the same periods ended December 31, 2017, the increases in Total revenue were 22% and 18% respectively.

(3)

Constant currency is a non-GAAP measure that is calculated by comparing the company’s quarterly average foreign exchange rates for the three and twelve months ended December 31, 2018 and 2017. The constant currency disclosures take current local currency revenue and translate it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the company’s results or business.

GENOMIC HEALTH, INC.

Non-GAAP Supplemental Financial Information (1)

(In thousands)

(Unaudited)

	Three Months Ended	Year Ended
	December 31,	December 31,
	2017	2017
U.S. Product revenue, under ASC 605:
Invasive breast test revenue	$66,210	$259,727
Prostate test revenue	4,990	17,930
All other test revenue	2,286	9,707
Total U.S. product revenue	73,486	287,364
Adjustment related to new ASC 606 accounting standard:
Invasive breast test revenue	1,465	5,716
Prostate test revenue	—	—
All other test revenue	—	—
Total ASC 606 adjustment to U.S. product revenue	1,465	5,716
Pre-606 Adjusted U.S. Product revenue, net of adjustments:
Invasive breast test revenue	64,745	254,011
Prostate test revenue	4,990	17,930
All other test revenue	2,286	9,707
Total Pre-606 Adjusted U.S. product revenue	$72,021	$281,648

International product revenue, under ASC 605:
Invasive breast test revenue	$13,517	$52,436
Prostate test revenue	23	129
All other test revenue	138	522
Total International product revenue	13,678	53,087
Adjustment related to new ASC 606 accounting standard:
Invasive breast test revenue	279	1,078
Prostate test revenue	—	—
All other test revenue	—	—
Total ASC 606 adjustment to International product revenue	279	1,078
Pre-606 Adjusted International product revenue, net of adjustments:
Invasive breast test revenue	13,238	51,358
Prostate test revenue	23	129
All other test revenue	138	522
Total Pre-606 Adjusted International product revenue	$13,399	$52,009

Total Product Revenue, under ASC 605:
Invasive breast test revenue	$79,727	$312,163
Prostate test revenue	5,013	18,059
All other test revenue	2,424	10,229
Total product revenue	87,164	340,451
Adjustment related to new ASC 606 accounting standard:
Invasive breast test revenue	1,744	6,794
Prostate test revenue	—	—
All other test revenue	—	—
Total ASC 606 adjustment to total product revenue	1,744	6,794
Pre-606 Adjusted Total product revenue, net of adjustments:
Invasive breast test revenue	77,983	305,369
Prostate test revenue	5,013	18,059
All other test revenue	2,424	10,229
Total Pre-606 Adjusted total product revenue	$85,420	$333,657

GENOMIC HEALTH, INC.

Non-GAAP Supplemental Financial Information (1)

(In thousands)

(Unaudited)

(1)

Effective January 1, 2018, the company adopted new accounting guidance ASC Topic 606 (“ASC 606”), related to revenue from contracts with customers, using a modified retrospective method. Since the 2017 annual and quarterly financial statements will not be restated to reflect ASC 606, the company is providing this supplemental schedule to present 2017 revenue reflecting an estimate as if ASC 606 had been applied effective January 1, 2017. This pre-606 adjusted revenue information is intended to provide investors with a basis for considering the potential directional impact the adoption of ASC 606 might have on the company’s financial information that will be reported in 2018. The pre-606 adjusted revenue information is provided only for illustrative purposes and does not constitute a restatement of the company’s historical financial statements previously filed with the SEC, which should be considered by investors in their entirety as filed.

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